UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013 (March 12, 2013)

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32389 (Commission file number)	41-2111139 (IRS Employer Identification No.)

600 North Hurstbourne Parkway Suite 300 Louisville, Kentucky 40222 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) to our Current Report on Form 8-K which was filed with the Securities and Exchange Commission on March 12, 2013 (the “Original Filing”) is being made solely to correct the distribution record date, which was reported in the Original Filing as March 29, 2013, to March 28, 2013, and to correct the principal executive office address set forth on the cover page of the Original Filing.  This Amendment is limited in scope and should be read in conjunction with the Original Filing.

Item 8.01.  Other Events.

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by NTS Realty Holdings Limited Partnership (the “Company”) with the Securities and Exchange Commission on March 12, 2013. On March 12, 2013, the Company issued a press release announcing its distribution for the first quarter of 2013 for limited partners of record at the close of business on March 29, 2013.  Due to March 29, 2013 being a holiday for financial markets, the record date has been amended to March 28, 2013.

A copy of the press release issued by the Company on March 13, 2013 correcting the record date from March 29 to March 28, 2013 is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Forward Looking Statements

This document contains forward looking statements that can be identified by the use of words like “would,” "believe," "expect," "may," "could," "intend," "project," "estimate," or "anticipate." These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company's beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios.  Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control.  Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s most recent annual report on Form 10-K, which was filed on March 23, 2012, and registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company's actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this document.

Important Additional Information

The Company has filed a preliminary proxy statement and will file other documents regarding the proposed merger of the Company and NTS Merger Sub, LLC with the Securities and Exchange Commission (the "SEC"). The definitive proxy statement will be sent to our Unitholders seeking their approval of the matters discussed above at a special meeting of Unitholders. Unitholders are urged to read the proxy statement and any other relevant document when they become available because they will contain important information about us, the proposed merger and related matters. Unitholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by us with the SEC at the SEC's web site at www.sec.gov. Unitholders may also obtain the definitive proxy statement (when available) and other related SEC documents free of charge by directing a request to Gregory A. Wells, NTS Realty Holdings Limited Partnership, 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222, telephone: (502) 426-4800.

The Company, its managing general partner and its managing general partner’s directors, executive officers and other members of its management and employees (including J.D. Nichols and Brian F. Lavin) may be deemed participants in the solicitation of proxies from the Unitholders of the Company in connection with the proposed transactions.  Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the proxy statement described above.  Additional information regarding the directors and executive officers of the Company’s managing general partner is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 23, 2012, and subsequent statements of changes in beneficial ownership on file with the SEC.  These documents are available free of charge at the SEC’s web site at www.sec.gov.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	99.2	Press release of NTS Realty Holdings Limited Partnership, dated March 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Executive Vice President and CFO
Date:	March 14, 2013

EXHIBIT INDEX

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	99.2	Press release of NTS Realty Holdings Limited Partnership, dated March 13, 2013

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